UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 9, 2012

Commission File Number:  00115757

ImageWare Systems, Inc.
(Exact name of small business issuer as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)
330224167
(IRS Employer Identification No.)

10815 Rancho Bernardo Rd., Suite 310, San Diego, California 92127
(Address of principal executive offices)

619-673-8600
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 9, 2012, ImageWare Systems, Inc. (the "Company") executed a Sixth Amendment to Change of Control and Severance Benefits Agreement with each of Charles AuBuchon and David Harding, and a Sixth Amendment to Employment Agreement with Wayne Wetherell (together, the "Sixth Amendments"). Under the terms of the Sixth Amendments, the terms of service for each of Messrs. Wetherell, AuBuchon and Harding shall continue through December 31, 2012. The previous terms continued through June 30, 2012. No other terms and conditions were amended under the terms of the Sixth Amendments. Copies of the Sixth Amendments are attached hereto as Exhibit 99.1, 99.2 and 99.3, for each of for Messrs. AuBuchon, Harding and Wetherell, respectively.

Item 8.01 Other Events.

See Item 5.02 above.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImageWare Systems, Inc.

Date:   July 10, 2012
By:	/s/ S. James Miller, Jr.

Name: S. James Miller, Jr.
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Sixth Amendment to Change of Control and Severance Benefits Agreement between the Company and Charles AuBuchon.
EX-99.2	Sixth Amendment to Change of Control and Severance Benefits Agreement between the Company and David Harding.
EX-99.3	Sixth Amendment to Employment Agreement between the Company and Wayne Wetherell